UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:

April 29, 2021

Gaucho Group Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40075	52-2158952
State of	Commission	IRS Employer
Incorporation	File Number	Identification No.

1445 16th Street, Ste. 403

Miami Beach, FL 33139

Address of principal executive offices

212-739-7650

Telephone number, including

Area code

Former name or former address if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [X]

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	VINO	The Nasdaq Stock Market LLC

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 29, 2021, the Board of Directors of the Company increased the number of directors on the board from six to seven and appointed Bill Allen as a Class III Director to hold office until the Company’s annual stockholder meeting held in 2023. The Board has determined that Mr. Allen is an independent director as defined under the applicable Nasdaq listing rules and the rules and regulations of the U.S. Securities and Exchange Commission. Mr. Allen’s professional experience is as follows:

Mr. Allen is a well-respected leader within the restaurant industry. The Company believes Mr. Allen is uniquely qualified to serve as a director of the Company given his unique blend of executive acumen, which includes experience in start-ups, turn-arounds, leveraged buyouts, and acquisitions. As Co-Founder of Fleming’s Prime Steakhouse & Wine Bar and former Chief Executive Officer and Chairman of OSI Restaurant Partners (Bloomin’ Brands), Mr. Allen has been instrumental in building restaurant companies for over twenty-five years.

In the past five years, Mr. Allen has been a consultant or served in an advisory role with Orange County Vibe, PDQ, Butterfly PE, and L. Catterton PE. He has also served on the board of directors of Habit Burger, Bruxie, Paul Martin’s American Bistro, Founders Table, Punch Bowl Social, Modern Market, Whiskey Cake Holdings, Uncle Julio’s, Hopdoddy and Velvet Taco.

Bill served for five years as the CEO of OSI Restaurant Partners (Bloomin’ Brands), a portfolio of casual dining brands including Outback Steakhouse, Carrabba’s Italian Grill, Fleming’s Prime Steakhouse & Wine Bar, and Bonefish Grill. Bloomin’ Brands. Most notable, Mr. Allen was responsible for taking OSI private in a $3.9 Billion transaction which was approved by the OSI shareholders in June 2007. He retired in November of 2009 and served as Chairman of the Board and trusted advisor to the current CEO, Elizabeth Smith, until 2011.

Prior to his appointment as CEO of OSI Restaurant Partners, Mr. Allen was involved in the creation and expansion of Fleming’s Prime Steakhouse & Wine Bar with his Partner and Co-Founder, Paul Fleming. He served as President and CEO for La Madeleine French Bakery and Café and Koo KooRoo. He was also Vice-President and Partner for Restaurant Enterprises Group, a multi-concept group. He spent 10 years with the Marriott Corporation, where he rose through the ranks from general manager to senior vice-president.

Mr. Allen has also acted as an investor, advisor, and Board member to a wide portfolio of established and early-stage growth companies to include: Fleming’s Steakhouse, Mendocino Farms, Piada, Protein Bar, Dig Inn, Lemonade, TE2, Omnivore, Pepper Technology, Studio Movie Grill, Just Food for Dogs, Tender Greens, Relevant, Barcelona and Bar Taco, The Laser Spine Institute, PDQ, Cobalt, Matchbox Pizza, Punch Bowl Social, Proper Foods, and Boqueria.

Mr. Allen attended Rider University in Lawrence Township, New Jersey for undergraduate studies.

On April 8, 2021, the Company paid a total of $50,000 to Mr. Mathis in connection with his voluntarily deferred compensation between March 13, 2020 and December 31, 2020. Approximately $60,000 of voluntarily deferred compensation remains to be paid to Mr. Mathis for this period.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on the 3rd day of May 2021.

Gaucho Group Holdings, Inc.

By:	/s/ Scott L. Mathis
Scott L. Mathis, President & CEO